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                                                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 9, 2001 (except with respect to the matter discussed in Note 4 (b), as to which the date is January 26, 2001) included in Media 100 Inc.'s Form 10-K for the year ended November 30, 2000 and to all references to our Firm included in this registration statement.


                                                       Arthur Andersen LLP

Boston, Massachusetts
July 19, 2001